EXHIBIT 99.2


                       CERTIFICATE PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002



William H. Hardman, Jr., the Vice President, Treasurer and Chief Financial Officer of Delta Mills, Inc. (the "Company"), hereby certifies that to the best of his knowledge:

     1. The Quarterly Report on Form 10-Q for the quarter ended December 28, 2002 of the Company (the "Report") fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

The foregoing certification is made solely for the purpose of complying with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss.
1350) and may not be relied upon by anyone for any other purpose. The undersigned expressly disclaims any undertaking to update such certification except as required by law.




Date         February 11, 2003                 By: /s/ W. H. Hardman, Jr.
      ----------------------------             ------------------------------
                                               W.H. Hardman, Jr.
                                               Chief Financial Officer